SECOND AMENDMENT TO
                               AGREEMENT OF SALE

     THIS SECOND AMENDMENT TO AGREEMENT OF SALE (this "Amendment") is made and entered into as of the 30th day of October, 1996, by and between SHERWOOD PARTNERS LIMITED PARTNERSHIP, an Illinois limited partnership ("Seller"), and NEW PLAN REALTY TRUST, a Massachusetts business trust ("Purchaser").

                                   RECITALS:

     A. Seller and Purchaser are parties to that certain Agreement of Sale, dated October 14, 1996 (the "Agreement"), pursuant to which Purchaser has agreed to purchase and Seller has agreed to sell certain Property (as defined in the Agreement) legally described and depicted on Exhibits A-1 and A-2 attached to the Agreement.

     B. Seller, Purchaser and Escrow Agent are parties to that certain Escrow Agreement, dated October 14, 1996 (the "Escrow Agreement"), pursuant to which Purchaser has deposited funds in escrow to be held by Escrow Agent in accordance with the terms of the Escrow Agreement.

     C. Seller, Purchaser and Escrow Agent are parties to that certain First Amendment to Agreement of Sale and Escrow Agreement dated as of October 24, 1996, which changed the "Approval Period" (as defined in the Agreement).

     D. Seller and Purchaser desire to further amend the Agreement in accordance with the terms of this Amendment.

                                  AGREEMENT:

     NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1. All terms not otherwise defined herein shall have the meanings ascribed to each in the Agreement.

2. The reference to Eighteen Million Eight Hundred Seventy-five Thousand and No/100 Dollars ($18,875,000.00) contained in the second and third lines of Paragraph 1 of the Agreement is hereby deleted in its entirety and replaced with the following: "Eighteen Million Seven Hundred Twenty-Five Thousand and No/100 Dollars ($18,725,000.00)".

3. The reference to "$18,875,000.00" contained in the first line of Paragraph 2(b) of the Agreement is hereby deleted in its entirety and replaced with the following: "$18,725,000.00".

4. The reference to "October 30, 1996" contained in the first sentence of Paragraph 8 of the Agreement is hereby deleted in its entirety and replaced with the following: "October 31, 1996".

5. Paragraph 7(c) of the Agreement is hereby deleted in its entirety and replaced with the following:
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     "    c.   Purchaser acknowledges that there has been a recent fire at the
Property which affected approximately eight (8) units (the "Fire Damage"). At Closing, Seller shall give to Purchaser a credit against the Purchase Price in the amount of Three Hundred Eight Thousand Six Hundred Ninety-Three and No/100 Dollars ($308,693.00). The aforesaid credit shall be in complete and full satisfaction of any claims of Purchaser against Seller as a consequence of such Fire Damage, except for third party claims arising from the occurrence of the Fire Damage to the Closing Date with respect to claims for personal injury and property damage. As between Purchaser and Seller, Seller shall retain all rights to any insurance proceeds paid as a consequence of the Fire Damage (including, without limitation, all rights to any rental loss insurance). Purchaser acknowledges that it will be acquiring the Property subject to the Fire Damage. Purchaser hereby covenants and agrees to allow for a period of 120 days after the Closing date Seller and Seller's insurers reasonable access to the Property (at reasonable times and upon prior notice) in connection with the resolution of any of Seller's insurance claims relating to the Fire Damage. Seller acknowledges that Purchaser shall have the right at any time to demolish the portion of the Property which was affected by the Fire Damage. Purchaser agrees to endorse to Seller any checks which are payable to Purchaser from any of Seller's insurers arising in connection with the Fire Damage. Any sums received by Purchaser from any of Seller's insurers in connection with the Fire Damage shall be promptly remitted to Seller and shall be held in trust by Purchaser for the benefit of Seller. The terms of this Paragraph 7(c) shall survive the Closing and the delivery of the Deed."

6. The final grammatical sentence of Section 9(b) of the Agreement is hereby deleted in its entirety.

7. The third grammatical sentence of Section 14 of the Agreement is hereby deleted in its entirety and replaced with the following: "Seller hereby consents to an assignment to any corporation or limited partnership which directly or indirectly is owned or controlled by Purchaser, provided such assignment is effected prior to the Closing Date."

8. The reference to "October 30, 1996" contained in the first line of Paragraph 2 of the Escrow Agreement is hereby deleted and replaced with the following: "October 31, 1996".

9. Except as amended hereby, the Agreement shall be and remain unchanged and in full force and effect in accordance with its terms.

10. This Amendment may be executed in counterparts each of which shall be deemed an original, but all of which, when taken together shall constitute one and the same instrument. To facilitate the execution of this Amendment, Seller and Purchaser may execute and exchange by telephone facsimile counterparts of the signature pages, with each facsimile being deemed an "original" for all purposes.

11. This Amendment and all documents, agreements, understandings and arrangements relating to this transaction have been negotiated, executed and delivered on behalf of Purchaser by the trustees or officers thereof in their representative capacity under the Amended and Restated Declaration of Trust of New Plan Realty Trust dated as of January 15, 1996 and not individually, and
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bind only the trust estate of Purchaser, and no trustee, officer, employee, agent or shareholder of Purchaser shall be bound or held to any personal liability or responsibility in connection with the agreements, obligations and undertakings of Purchaser thereunder, and any person or entity dealing with Purchaser in connection therewith shall look solely to the trust estate for the payment of any claim or for the performance of any agreement, obligation or undertaking thereunder. Seller acknowledges and agrees that each agreement and other document executed by Purchaser in accordance with or in respect of this transaction shall be deemed and treated to include in all respects and for all purposes the foregoing exculpatory provision.


     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

                         PURCHASER:

                         NEW PLAN REALTY TRUST, a Massachusetts business trust

                         By:  /s/Robert M. Horwitch
                              ------------------------------------
                         Name: Robert M. Horwitch
                              ------------------------------------
                         Its: Vice President
                              ------------------------------------

                         SELLER:

                         SHERWOOD PARTNERS LIMITED PARTNERSHIP, an Illinois limited partnership

                         By: Sherwood Partners, Inc., an Illinois corporation, its general partner

                              By:  /s/James E. Mendelson
                                   --------------------------------------
                              Name: James E. Mendelson
                                   --------------------------------------
                              Its: Authorized Representative
                                   --------------------------------------

                         ESCROW AGENT:

                         COMMONWEALTH LAND TITLE INSURANCE COMPANY

                         By:  /s/Deborah A. Payne
                              -----------------------------------
                         Name: Deborah A. Payne
                              -----------------------------------
                         Its: National Accounts Administrator
                              -----------------------------------
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